                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                        ______________________________


                                 F O R M  8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        ______________________________

                               GSI LUMONICS INC.
            (Exact Name of Registrant as Specified in its Charter)

                        _______________________________

         New Brunswick, Canada                            N/A
        (State of Incorporation)      (I.R.S. Employer Identification No.)

105 Schneider Road, Kanata, Ontario, Canada             K2K 1Y3
 (Address of principal executive offices)              (zip code)

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
If this form relates to the                              If this form relates to the
registration of a class of securities                    registration of a class of securities
pursuant to Section 12(b) of the                         pursuant to Section 12(g) of the
Exchange Act and is effective                            Exchange Act and is effective
pursuant to General Instruction                          pursuant to General Instruction
A.(c), please check the following                        A.(d), please check the following
box. [ ]                                                 box.  [X]
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Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                    Name of Each Exchange on Which
to be so Registered                    Each Class is to be Registered
-------------------                    ------------------------------

None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)

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ITEM 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

        The information relating to the Registrant's Common Stock required by
Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the caption "Description of Lumonics Common Shares" in the prospectus (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) under the Securities Act of 1933, forming a part of the registration statement No. 333-71449 (the "Registration Statement"). The Registration Statement was declared effective by the SEC on February 11, 1999. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.


ITEM 2. Exhibits.
        --------

  4.1 Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registration Statement.

  4.4 Bylaws of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registration Statement.

  5.1 Form of Stock Certificate of the Registrant. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

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                                  SIGNATURES
                                  ----------

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                         GSI LUMONICS INC.
                         (Registrant)



Dated:  April 2, 1999    By: /s/ Charles J. Gardner
                            -------------------------------
                         Name:  Charles J. Gardner
                         Title: Corporate Secretary